UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2012

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154-4599

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On December 14, 2012, Crown Holdings, Inc. (the “Company”) entered into Amendment No. 1 to the Amended and Restated Rights Agreement (the “Amendment”) with Wells Fargo Bank, N.A. (“Wells Fargo”) pursuant to which the Final Expiration Date, as defined in the Amended and Restated Rights Agreement, dated as of December 9, 2004, between the Company and Wells Fargo (the “Rights Agreement”), was accelerated from August 10, 2015 to December 14, 2012. As a result of the Amendment, the Rights Agreement and the underlying common stock purchase rights embodied thereby expired and terminated effective as the close of business on December 14, 2012.

The foregoing summary description of the Amendment is not complete and is qualified in its entirety by reference to text of the Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

In connection with the Amendment, the Board of Directors (the “Board”) approved a Shareholder Rights Plan Policy governing the adoption of any shareholder rights plan in the future. The Policy is included in the Company’s Corporate Governance Guidelines which are available on the Company’s website.

Item 2.05. Costs Associated with Exit or Disposal Activities

On December 13, 2012, the Company committed to a restructuring plan for its European operations subject to confirmation following completion of consultation processes with employee representatives. The plan, which was in response to the Company’s ongoing monitoring of manufacturing capacity, is expected to be completed in 2013 and is designed to reduce manufacturing capacity and headcount.

The total estimated charge for the plan, primarily cash costs for employee severance, is expected to range between $40 million and $50 million. The majority of the charge is expected to be recorded in the fourth quarter of 2012 with cash payments commencing in 2013.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in Item 1.01 is incorporated by reference into this Item 3.03.

Item 7.01. Regulation FD Disclosure

The Board has authorized the repurchase of up to $800 million of the Company’s common stock through the end of 2014. Stock repurchases pursuant to this authorization may be made in the open market or through privately negotiated transactions, and at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions.

This new authorization supersedes the Company’s previously announced $600 million share repurchase authorization dating from 2010. As of September 30, 2012, the Company had repurchased approximately $200 million of its common stock during 2012 and currently has an ongoing share repurchase for an aggregate of $50 million of Crown’s common stock under the $600 million authorization.

The information contained in Item 7.01 of this Current Report on Form 8-K is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this Report to differ include, without limitation, the ultimate cost of approved restructuring activities, that the Company is not obligated and may not acquire any shares of common stock and the Company’s share repurchase plans may be suspended or terminated at any time at the Company’s discretion. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2011 and in subsequent filings. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Item 9.01(d). Exhibits.

4.1	Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of December 14, 2012, between Crown Holdings, Inc. and Wells Fargo Bank, N.A., as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2012	CROWN HOLDINGS, INC.

	By:	/s/ Kevin C. Clothier
	Name:	Kevin C. Clothier
	Title:	Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of December 14, 2012, between Crown Holdings, Inc. and Wells Fargo Bank, N.A., as Rights Agent.